Exhibit 10-8

CONSENT TO ASSIGNMENT OF DISTRIBUTION AGREEMENT

Visual Entertainment Systems, LLC, an Ohio limited liability company with a principal place of business at 5125 West 140th Street, Brook Park, OH 44142, acting herein by Giovanni A. Carriero, its Managing Member, duly authorized, hereby consents to the foregoing assignment and all of the terms and conditions contained therein.

Visual Entertainment Systems, LLC

By:	/s/ Giovanni A. Carriero, its Managing Member Duly Authorized

STATE OF OHIO	)
	)	Ss.: Brook Park
COUNTY OF CUYAHOGA	)

On this 28th day of March 2012, before me, the undersigned officer, personally appeared, Giovanni A. Carriero, who acknowledged himself to be the Managing Member of Visual Entertainment Systems, LLC, and that he, as such Managing Member, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Managing Member.

IN WITNESS WHEREOF, I hereunto set my hand.

Notary Public
My Commission Expires:
Seal: